UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
(Amendment no. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORCKIT COMMUNICATIONS LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

126 Yigal Allon Street, Tel Aviv, Israel	67448

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	NASDAQ Global Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

        The description of the Registrant’s Ordinary Shares, no par value, in Item 10.B “Memorandum and Articles of Association” under the headings “Transfer of Shares and Notices,” “Dividend and Liquidation Rights,” “Voting, Shareholders’ Meetings and Resolutions” and “Modification of Class Rights” in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission on June 23, 2009, is incorporated herein by reference.

Item 2.	Exhibits

        Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORCKIT COMMUNICATIONS LTD. By: /s/ Eric Paneth —————————————— Eric Paneth Chief Executive Officer

Date: July 5, 2009